Exhibit A
Press Release
Contact:
Gary R. Flaharty (713) 439-8039      Baker Hughes Incorporated
gary.flaharty@bakerhughes.com        P. O. Box 4740
                                     Houston, Texas 77210-4740

               BAKER HUGHES CHANGES FISCAL YEAR-END

September 8, 1998.  Houston, Texas - Baker Hughes Incorporated
(BHI - NYSE, PCX, EBS) announced today the change of its fiscal year-end from September 30 to a calendar year-end of December 31.

Due to the change of its fiscal year-end, the 1999 Annual Meeting of Stockholders of the Company will be held on April 28, 1999.

Pursuant to the Company's Bylaws, the time period for receipt by the Secretary of the Company of any shareholder proposals in connection with the Annual Meeting has been extended until, and will expire on, September 18, 1998.

Baker Hughes is a leading supplier of reservoir-centered products, services and systems to the worldwide oil and gas industry and is a leading supplier of separation technologies to the worldwide process industries.

                                 ****

                  NOT INTENDED FOR BENEFICIAL HOLDERS.